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June 8, 2006

Enesco Group, Inc.

and each of the borrowing

Subsidiaries under the

Credit Agreement referenced

below

Re: Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003, among Enesco Group, Inc., the Borrowing Subsidiaries parties thereto, the lenders party thereto, and Bank of America, N.A. (the “Agent”), as Agent for the Lenders, as amended (the “Credit Agreement”).

Ladies and Gentlemen:

Reference is made to the Credit Agreement. Capitalized terms used herein that are not defined herein have the meanings given to such terms in the Credit Agreement.

Section 2.1 of the Credit Agreement provides, among other things, that, (a) if the aggregate amount of the Loans, Letters of Credit and/or Bankers Acceptances exceed the maximum under clause (y) of the definition of Borrowing Capacity, the Borrower shall immediately repay the Loans in an amount sufficient for the Loans, Letters of Credit and Bankers Acceptances not to exceed the maximum under clause (y) of the definition of Borrowing Capacity, and (b) no Loan may be requested if, after giving effect to the making of such Loan, the aggregate amount of Loans, Letters of Credit and Bankers Acceptances, would exceed the Borrowing Capacity. As you know, the aggregate amount of Loans, Letters of Credit and Bankers Acceptances currently exceeds the maximum under clause (y) of the definition of Borrowing Capacity and, accordingly, the Borrower does not have the right to request any additional Loans at this time and the Borrower is required to immediately repay the Loans in an amount sufficient for the Loans, Letter of Credit and Bankers Acceptances not to exceed the maximum under clause (y) of the definition of Borrowing Capacity.

By virtue of the Borrower’s failure to immediately make such payment, a Default exists and the Agent and the Lenders have the right to exercise all of their rights and remedies under the Credit Agreement, the other Loan Documents, and applicable law, including without limitation, the right to accelerate and demand payment in full at any time of the Obligations. You have requested, notwithstanding Section 2.1 of the Credit Agreement and such Default, that the Lenders consider making certain additional Loans to the Borrower and that the Agent and the Lenders consider waiving such Default or forbearing, on terms and conditions to be determined, from exercising such rights and remedies for a period of time.

The Agent and Lenders have advised you that, although we may consider making certain additional Loans to the Borrower, on terms and conditions which must be acceptable to the Agent and the Lenders in our sole and absolute discretion, we are not committing to do so and, if we do consider such request, we are nevertheless not committing to continue to consider it and we are not committing to waive the Default or to forbear from exercising any or all of our rights and remedies at any time, even during any time when we may be discussing making additional Loans to you.

By your acceptance of this letter, you will be acknowledging and agreeing that (a) such Default exists, (b) you have no defense, counterclaim, or right of offset or recoupment against or with respect to your Obligations under the Credit Agreement and other Loan Documents, (c)  the Agent and Lenders are under no obligation to consider or continue to consider Borrower’s request that additional Loans be made or to waive any Default or to forbear from exercising at any time, without notice to you (other than any notice required by law which the law does not permit to be waived by you), any or all of their rights and remedies under the Credit Agreement, the other Loan Documents and applicable law, and that the Agent and Lenders shall therefore have the right to exercise any or all of their rights and remedies at any time, and (d) no commitment or agreement has been made by the Agent or any Lender that is not set forth in writing in the Credit Agreement or the other Loan Documents.

If the foregoing acknowledgements by you are correct and if all the foregoing is acceptable to you, please sign below and promptly return this letter to the Agent.

Very truly yours, Bank of America, N.A., as Agent and Lender By: /s/ C. Christopher Smith

Name: C. Christopher Smith Title: Senior Vice President

Acknowledged and agreed to:
Enesco Group, Inc. By: /s/ Charles E. Sanders

Name: Charles E. Sanders Title: Treasurer

Acknowledged and agreed to: N.C. Cameron & Sons Limited By: /s/ Charles E. Sanders Name: Charles E. Sanders } Title: Treasurer } Enesco International (H.K.) Limited By: /s/ Charles E. Sanders Name: Charles E. Sanders } Title: Director } Gregg Manufacturing, Inc. } By: /s/ Charles E. Sanders Name: Charles E. Sanders } Title: Director } Enesco International Ltd. } By: /s/ Charles E. Sanders Name: Charles E. Sanders } Title: Director } Enesco Limited } By: /s/ Charles E. Sanders Name: Charles E. Sanders } Title: Director } Enesco Holdings Limited } By: /s/ Charles E. Sanders Name: Charles E. Sanders Title: Director } Acknowledged and agreed to: Bilston and Battersea Enamels Limited By /s/ Charles E. Sanders Name: Charles E. Sanders Title: Director Acknowledged and agreed to:
N.C. Cameron & Sons Limited
By: /s/ Charles E. Sanders
Name:	Charles E. Sanders
Title:	Treasurer
Enesco International (H.K.) Limited
By: /s/ Charles E. Sanders
Name:	Charles E. Sanders
Title:	Director
Gregg Manufacturing, Inc.
By: /s/ Charles E. Sanders
Name:	Charles E. Sanders
Title:	Director
Enesco International Ltd.
By: /s/ Charles E. Sanders
Name:	Charles E. Sanders
Title:	Director
Enesco Limited
By: /s/ Charles E. Sanders
Name:	Charles E. Sanders
Title:	Director
Enesco Holdings Limited
By: /s/ Charles E. Sanders
Name:	Charles E. Sanders
Title:	Director
Acknowledged and agreed to:
Bilston and Battersea Enamels Limited
By /s/ Charles E. Sanders
Name: Charles E. Sanders
Title:	Director